1
THESE WARRANTS AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE WARRANTS ARE ONLY ASSIGNABLE TO PRESENT OR PAST EMPLOYEES OF LAIDLAW EQUITIES, INC., AND ANY SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THEIR EXERCISE MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.


                         LAIDLAW EQUITIES, INC. WARRANT
                        TO PURCHASE CLASS A COMMON STOCK

Warrant No. ___

         This Warrant issued by Applied Laser Systems, a California corporation (the "Company"), as of May 5, 1995, entitles
___________________________________(the   registered   "Holder")   to   purchase
_________________ shares of the Company's Class A Common Stock at an initial purchase price of $2.25 per share (the "Purchase Price").

         This Warrant is one in a series of Laidlaw Equities, Inc. Warrants, which in the aggregate entitles the Holders thereof to purchase up to ____________ shares of Class A Common Stock. The Laidlaw Equities, Inc. Warrants were issued pursuant to a Financial Advisory Agreement dated June 22, 1994, between the Company and Laidlaw Equities, Inc.

   SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "Common Stock" shall mean the Class A Common Stock of the Company, whether now or hereafter authorized.

         (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 2067 Commerce Drive, Medford, Oregon 97504,
Attention: President.

         (c) "Exercise Date" shall mean the date on which the Company shall have received both (a) the Warrant, with an exercise form acceptable to the Company and duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

         (d)  "Initial Warrant Exercise Date" shall mean May 5, 1995.

         (e) "Purchase Price" shall mean the purchase price to be paid per share of Common Stock upon exercise of each Warrant in accordance with the terms hereof, which price shall be $2.25, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders.

         (f) "Registered Holders" shall mean the persons in whose names the Warrants shall be registered on the books maintained by the Company.

         (g) "Warrant Expiration Date" shall mean 5:00 P.M. (Oregon time) on April 1, 1997; provided that if such date shall in the State of Oregon be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (Oregon time) on the next following day which in the State of Oregon is not a holiday or a day on which banks are authorized to close. Upon notice to all Registered Holders the Company shall have the right to extend the Warrant Expiration Date.

         SECTION 2.  Warrants and Issuance of Warrant Agreements.

         (a) This Warrant initially entitles the Registered Holder to purchase an aggregate of 135,000 shares of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 7.

         (b) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrants in required whole number denominations to the persons entitled thereto in connection with any exchange permitted under this Warrant; provided that no Warrant shall be issued except (i) those initially issued hereunder; (ii) those issued on or after the Initial Warrant Exercise Date, upon the partial exercise of this Warrant, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any exchange pursuant to Section 5; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrants pursuant to Section 6; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 7 hereof, and (b) other modifications approved by Registered Holders.

         SECTION 3.  Form and Execution of Warrants; Exercise of Warrants.

         (a) Warrants shall be executed on behalf of the Company by its Chairman of the Board, President, any Vice President or Chief Financial Officer by manual signatures. In case any officer of the Company who shall have signed any of the Warrants shall cease to be such officer of the Company before the date of issuance of the Warrants and issue and delivery thereof, such Warrants may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrants had not ceased to be such officer of the Company. After execution by the Company, each Warrant shall then be delivered to the Registered Holder.

         (b) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Purchase Price pursuant to such Warrants, cause to be issued and delivered by the Company's transfer agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant for any remaining unexercised Warrants of the Registered Holder).

         SECTION 4.   Reservation of Shares; Payment of Taxes; etc.

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Purchase Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

         (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

         SECTION 5.  Exchange of Warrant.

         (a) This Warrant may be exchanged for other Warrants representing an equal aggregate number of Warrants of the same type. Warrants to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant or Warrants which the Registered Holder making the exchange shall be entitled to receive.

         (b) The Company shall keep at its office books in which it shall register the Warrants in accordance with its regular practice.

         (c) All Warrants presented for registration of transfer, or for exchange or exercise shall be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney in fact duly authorized in writing.

         (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (e) All Warrants surrendered for exercise or for exchange in case of mutilated Warrants shall be promptly canceled by the Company and thereafter retained by the Company until the Warrant Expiration Date, or such other time as the Company shall determine solely within its discretion.

         (f) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of loss, theft or destruction) upon surrender and cancellation thereof, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe or require.

   SECTION 7. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

         (a) Subject to the exceptions referred to in Section 7(e) below, in the event the Company shall, at any time or from time to time after the date hereof, subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or sell any Common Stock at a price thirty percent (30%) below fair market value (as determined pursuant to Section 8(a) below) (any such subdivision or combination, stock dividend or sale being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed (i) if pursuant to such a subdivision or combination or stock dividend to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such subdivision or combination or stock dividend, the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after such subdivision or combination or stock dividend, and (ii) if pursuant to such a sale, to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale and the number of shares of Common Stock which the consideration received in such sale would purchase at a price thirty percent (30%) below fair market value (as determined pursuant to Section 8(a) below), and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after such sale. Such adjustment shall be made successively whenever such a subdivision or combination, stock dividend or sale is made.

         Upon each adjustment of the Purchase Price pursuant to this Section 7, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 7(b) hereof) be such number of shares of Common Stock purchasable at the Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 7, the Company shall, as promptly as practicable, cause to be distributed to the Registered Holder of a Warrant on the date of such adjustment a Warrant evidencing, subject to Section 8 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) a new Warrant evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

         (c) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant or Warrants theretofore and thereafter issued shall, unless the Company shall exercise its option to issue a new Warrant pursuant to Section 7(b) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as they were expressed in the Warrant when it was originally issued.

         (d) After  each  adjustment  of the  Purchase  Price  pursuant  to this
Section 7, the Company will promptly prepare a certificate signed by the President, and by the Chief Financial Officer, Controller, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear in the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (e) For purposes of Section 7(a) and 7(b) hereof, the following provisions shall also be applicable:

                  (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                  (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.25 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.25 in the Purchase Price then in effect hereunder.

                  (C) In case of (1) the sale by the Company for cash of any rights, warrants or options to subscribe for or purchase Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefore, of any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the price that is thirty percent (30%) below the fair market value of the Common Stock (as determined pursuant to Section 8(a) below) on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Section 7(a) and 7(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                  (D) If the exercise or purchase price provided for in any right, warrant or option referred to in Section 7(e)(C) above, or the rate at which any Convertible Securities referred to in Section 7(e)(C) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (2)had adjustments been made on the basis of the Purchase Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (i) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (ii) had adjustments been made on the basis of the Purchase Price as adjusted under clause (i) above for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                  (E) In case of the sale for cash of any shares of Common Stock, any Convertible Securities, any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

         (f) Notwithstanding anything else to the contrary, no adjustment to the Purchase price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made:
                  (A) upon the exercise of any of the options presently outstanding under the Company's 1991 Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Plans") for officers, directors and certain other key personnel of the Company; or

                  (B) upon the grant or exercise of any other options which may hereafter be granted or exercised under the Plans or under any other employee benefit plan of the Company; or

                  (C)  upon the sale or exercise of the Warrants; or

                  (D) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                  (E) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or
                  (F) upon any amendment to or change in the terms of any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than rights, warrants, options or Convertible Securities issued or sold after the close of business on the date of the original issuance of the Warrants).

         (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

         (h) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall notify each of the then Registered Holders of the Warrants of such event prior to its occurrence to enable such Registered Holders to exercise their Warrants and participate as holders of Common Stock in such event.

         SECTION 8.  Fractional Warrants and Fractional Shares.

         (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the National Market System of NASDAQ ("NMS"), the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                  (B) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         SECTION 9.  Registration of Stock.

         (a) "Piggy Back" Registration Rights. From the date of this Warrant, for the next two times that the Company either shall become obligated to, or shall otherwise elect to proceed with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement under the Act in connection with the proposed offer and sale for cash of any of its Common Stock by the Company or by any of its then existing security holders, other than a registration statement on a form that does not permit the inclusion of shares by its security holders, the Company shall give written notice of such election or obligation to all holders of record of the Warrants (or holders of record of the Common Stock issued upon exercise of the Warrants). Upon the written request of a record holder of any Warrants or such shares issued upon exercise of the Warrants given within 20 days after the receipt of any such notice from the Company, the Company will, except as otherwise hereinafter provided, cause all of the shares of Common Stock for which the record holders have requested registration pursuant to this Section 9(a), to be included in such registration statement, all to the extent necessary to permit the sale or other disposition by such prospective seller or sellers of the Common Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 9(a) shall be underwritten in whole or in part, the Company may require that the shares of Common Stock requested for inclusion pursuant to this Section 9(a) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering (as evidenced by a letter in writing from such managing underwriter to the record holders of the Warrants, or Common Stock, who have elected to sell shares pursuant hereto) the inclusion of all or any portion of the Common Stock originally covered by a request for registration would reduce the number of shares that can be sold by the Company in such underwritten offering, the total number of shares to offered for the account of the holders of Warrants and for the account of all other persons (other than the Company) participating in the registration shall be reduced pro rata in proportion to the respective number of shares requested to be included therein to the extent necessary to reduce the total number of shares proposed to be registered to the number of shares recommended by such managing underwriter.

   (b) Registration Procedures. Whenever the Company elects to, or becomes obligated to effect a registration of shares of Common Stock under the Act, the Company will:

                  (A) furnish to the security holders participating in such registration, to brokers or dealers effecting transactions in the shares of Common Stock on behalf of such holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders, brokers or dealers and underwriters may reasonable request in order to facilitate the public offering of such securities;

                  (B) use its reasonable best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (C) promptly notify the security holders participating in such registration of the time when such registration statement has become effective or when a supplement to any prospectus included in such registration statement has been filed;

                  (D) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (E) at the request of any such holder, furnish (i) at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters and to the holder or holders making such request, covering such matters relating to the Company or its securities, as such underwriters and holders may reasonably request, and (ii) on the effective date of the registration statement and at the closing provided for in the underwriting agreement, a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request in which letter such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Act.

         (c)  Expenses.

                  (A) With respect to each inclusion of shares of the Common Stock in a registration statement pursuant to this Section 9, any and all fees, costs and expenses of or incidental to, or incurred in connection with such registration, inclusion and public offering (as specified in paragraph (B) below) shall be borne by the Company; provided, however, than any security holders participating in such registration shall bear their pro rata share of any underwriting discounts and commissions and transfer taxes.

                  (B) The fees, costs and expenses of or incidental to each such registration to be borne by the Company as provided in paragraph (A) above shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified.

                  (C) Nothing in this Agreement shall obligate the Company to undergo an audit other than as required under rules of the Commission applicable to the Company or to keep any registration statement filed pursuant to this Agreement current and effective.

                  (D) With respect to the expenses to be borne by the Company in the foregoing parts of Section 9(c), the Company's obligation shall be limited to keeping the registration statement effective for a period of 90 days.

         (d)  Indemnification.

                  (A) The Company shall indemnify, hold harmless and defend each holder of shares of Common Stock which are included in a registration statement pursuant to the provisions of this Section 9 and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage liability, cost and expense (as and when incurred), including without limitation, the costs of investigation and defense of any legal action, proceeding or investigation, to which such holder or any such underwriter or controlling person may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by or arise out of any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (B) Each holder of shares of the Common Stock which are included in a registration pursuant to the provision of this Section 9 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against, and will reimburse the Company, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controller person and/or any underwriter may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof, provided that, with respect to each inclusion of shares of Common Stock in a registration pursuant to the provisions of this Section 9, the total liability hereunder of any holder of such Common Stock to the Company and any controlling persons shall in no event exceed the net proceeds to such holder from its or his sale of Common Stock pursuant to such registration.

                  (C) Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (A) or (B) of this Section 9(d), promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnified party similarly notified, to assume the defense thereof; with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnifying party and the indemnified party and if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, or any of the indemnified parties have available to them defenses or counterclaims not available to the indemnifying party even though this does not result in a conflict of interest, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of all such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (A) or (B) of this Section 9(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         SECTION 10. Warrantholder Not Deemed Stockholder. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 11. Rights of Action. All rights of action with respect to this Warrant are vested in the Registered Holder of the Warrants, and the Registered Holder of a Warrant, without consent of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in this Warrant.

         SECTION 12. Agreement of Warrantholder. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company that the Company may deem and treat the person in whose name the Warrant is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6 hereof.

         SECTION 13. Gender; Singular and Plural. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

   SECTION 14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.

         SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid, as follows: if to the Registered Holder of a Warrant, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, at 2067 Commerce Drive, Medford, Oregon 97504, Attention:
President.

         SECTION 16. Binding Effect. This Warrant shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns) and the holders from time to time of Warrants. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

   SECTION 17. Termination. This Warrant shall terminate at the close of business on the Warrant Expiration Date or such earlier date upon which all Laidlaw Equities, Inc. Warrants have been exercised.


                                                     APPLIED LASER SYSTEMS




                                                     By:
                                                               William J. Young